QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 5.01

September 4, 2001

Adaptec, Inc.
691 S. Milpitas Boulevard
Milpitas, California 95035

Gentlemen/Ladies:

    At your request, we have examined the registration statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about September 7, 2001 under the Securities Act of 1933, as amended (the "Securities Act"), in order to register an aggregate of 2,348,083 shares of your common stock (the "Stock"). The shares of Stock consist of 2,348,083 shares subject to issuance by you upon the exercise of outstanding stock options originally granted by Platys Communications, Inc., a California corporation ("Platys"), under the Stargate Solutions, Inc. 1999 Incentive Stock Plan (the "Platys Plan"), which have been assumed by you (the "Assumed Platys Options") pursuant to the Agreement and Plan of Merger and Reorganization, dated as of July 2, 2001 (the "Merger Agreement"), among you, Platys and Pinehurst Acquisition Corporation, a Delaware corporation and your wholly-owned subsidiary. In rendering this opinion we have examined the following:

  (1)
  your Certificate of Incorporation, as amended to date, certified by the Delaware Secretary of State on July 9, 2001;

  (2)
  your Amended and Restated Bylaws, as amended to date, represented by you to be true and complete as of August 28, 2001;

  (3)
  the Registration Statement, together with the exhibits filed as part thereof or incorporated therein by reference including, without limitation, the Platys Plan and the related forms of stock option agreements and the prospectus prepared in connection therewith (the "Prospectus");

  (4)
  the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books, that are in our possession;

  (5)
  the Agreement of Merger, which was filed with the Delaware Secretary of State and the California Secretary of State in accordance with the Merger Agreement;

  (6)
  a Management Certificate executed by you, addressed to us and dated of even date herewith, which contains certain factual and other representations; and

  (7)
  a certificate from your transfer agent as to the number of outstanding shares of your capital stock as of September 4, 2001 and a list prepared by you of all options, warrants and other rights to receive any of your securities that are outstanding as of the date hereof.

    In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

    As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by your representatives to us, including, but not limited to, those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

    We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

    Based upon the foregoing, it is our opinion that the 2,348,083 shares of Stock that may be issued and sold by you upon the exercise of the Assumed Platys Options, when issued, sold and delivered in accordance with the Platys Plan and the stock option agreements entered into thereunder, and in the manner and for the consideration stated in the Prospectus and the Registration Statement, will be validly issued, fully paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose, without our prior written consent.

                      Very truly yours,

                      /s/ FENWICK & WEST LLP

                      FENWICK & WEST LLP

QuickLinks

  EXHIBIT 5.01